UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 15, 2008

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2008, in connection with the actions of Lenox Group Inc. (the “Company”) to reduce costs in response to current economic conditions, the Company entered into a fourth amendment (the “Fourth Amendment”) to its consulting agreement with Carl Marks Advisory Group LLC (“CMAG”), dated January 4, 2007, as amended on January 24, 2007, April 5, 2007 and January 28, 2008 (collectively, the “Consulting Agreement”). The details of the Consulting Agreement have been previously described in the Company’s Current Reports on Form 8-K filed on January 9, 2007, January 29, 2007, April 5, 2007 and January 31, 2008.

The Fourth Amendment amends Section 2(a) of the Consulting Agreement to discount the consulting fees owed to CMAG for the services of Marc L. Pfefferle as Interim Chief Executive Officer of the Company and the other CMAG consultants by 12.5% commencing May 1, 2008. In addition, the Fourth Amendment provides that if the strategic alternatives process results in the sale or merger of substantially all of the Company. the Company will pay CMAG the discounted portion of the fees earned since May 1, 2008 plus 25% of the discounted portion of the fees for a total of 103.125% of the pre-May 1, 2008 fee amounts. If a success fee is earned pursuant to the January 28, 2008 amendment to the Consulting Agreement, the additional 3.125% will be credited against the amount of the success fee owed to CMAG under the Consulting Agreement.

The foregoing description of the terms of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2008, in connection with the Company’s actions to reduce costs in response to current economic conditions, the Company entered into Amendment No. 2 (the “Second Amendment”) to the Letter Agreement with Mr. Spivak dated as of November 9, 2007, as amended on January 30, 2008 (collectively, the “Letter Agreement”). The details of the Letter Agreement have been previously described in the Company’s Current Reports on Form 8-K filed on November 7, 2007 and January 31, 2008.

The Second Amendment amends the terms of Mr. Spivak’s cash bonus as provided in the Letter Agreement. Pursuant to the terms of the Second Amendment, Mr. Spivak remains eligible to participate in the Company’s annual cash incentive program with a target bonus level of 55% of base salary and a maximum bonus level of 82.5% of base salary, the actual payout amount dependent on the Company’s financial performance against certain financial metrics preset by the Compensation Committee of the Company’s Board of Directors. However, the Second Amendment reduces the guaranteed cash bonus to which Mr Spivak is entitled for fiscal year 2008 by 12.5% to $109,375, which will be offset against any performance based cash bonus earned pursuant to the annual cash incentive program.

The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the form of Second Amendment attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2008, in connection with the Company’s actions to reduce costs in response to current economic conditions, the Board of Directors of the Company approved a 12.5% reduction of the annual retainers and meeting fees paid to non-management directors. Effective as of the second quarter of fiscal year 2008, the Company will compensate its non-management directors as follows:

•	An annual retainer of $21,875;

•

An additional retainer of $52,500 for the Non-Executive Chairman of the Board, $8,750 for the Chairman of the Audit Committee, $4,375 for the Chairman of the Compensation Committee and $2,625 for the Chairman of all other Committees;

•	Fee of $1,313 per meeting for attendance at Board meetings, but in no event to exceed a total of $7,878 per year;

•	Fee of $875 per meeting for attendance at Committee meetings.

All other elements of director compensation remain unchanged from those previously disclosed in the Company’s proxy statement filed on April 4, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 4 dated May 16, 2008 to the Consulting Agreement dated January 4, 2007, by and between Lenox Group Inc. and Carl Marks Advisory Group LLC.
10.2	Amendment No. 2 dated May 15, 2008 to the Letter Agreement dated as of November 9, 2007 by and between Lenox Group Inc. and Fred Spivak.†
__________________
† Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating and Financial Officer

Date: May 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 dated May 16, 2008 to the Consulting Agreement dated January 4, 2007, by and between Lenox Group Inc. and Carl Marks Advisory Group LLC.
10.2	Amendment No. 2 dated May 15, 2008 to the Letter Agreement dated as of November 9, 2007 by and between Lenox Group Inc. and Fred Spivak.†

__________________
† Management contract or compensatory plan or arrangement.